UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02

Termination of a Material Definitive Agreement.

On February 9, 2011, Global Earth Energy, Inc. and GFC 2005, a limited liability company organized in St. Kitts, British West Indies executed a Joint Venture Agreement with respect the development of a coal miming property controlled by GFC 2005.  The registrant filed an 8-K with respect to the Joint Venture Agreement on February 10, 2011.  On February 22, 2011, the registrant and GFC 2005 terminated the Joint Venture Agreement, inasmuch as there arose some concern with respect to the right of GFC 2005 to enter into the Joint Venture Agreement.

Even though the Joint Venture Agreement with GFC 2005 has been terminated, the registrant now has the flexibility to go to any other source to buy the coal that is needed to fulfill the Memorandum of Understanding between the registrant and Wins International Co., Ltd. discussed below (including an agreement with the owner of the land mentioned in the Joint Venture Agreement, the Algoma property).  We have an arrangement with Mr. Ed Killen who is associated with the Algoma property and did the study already cited on our website to be one of our consultants on the coal transaction.  There have been other sources and properties already identified as possible replacements for the Algoma property, if a replacement is needed.

As a replacement for the Joint Venture Agreement, on February 22, 2011, the registrant and Wins International Co., Ltd. (“WIC”) executed a Memorandum of Understanding covering the same property that was included in the Joint Venture Agreement, which Memorandum of Understanding provides as follows:

WIC’s Intent to Purchase Coal Reserves.  WIC is ready, willing, and able to purchase the coal reserves contracted by the registrant.

Specifications.  The minimum specifications for the coal reserves purchased by WIC from the registrant are as follows:

MAF/BTU:

12,000 Min.

% Ash:

8% Max.

% Sulfur:

1% Max.

FSI:

7 Min.

Coal Reserves.  The coal stored at the Northfork coal reserve consists of five (5) separate piles of coarse or “forked” coal that are located primarily along hillsides, and the fine coal storage pond that was created by Island Creek Coal Company.  WIC is willing to purchase all coal reserves on the site, provided those reserves meet or exceed the coal quality specifications defined in the Memorandum of Understanding.

Gross reserves at the site, regardless of coal quality, are approximately as follows:

Pile No. 1:

158,276 Tons

Pile No. 2:

264,056 Tons

Pile No. 3:

214,293 Tons

Pile No. 4:

392,757 Tons

Pile No. 5:

1,546,089 Tons

Fine Coal Storage Pond:

3,028,570 Tons

Total Proven Reserve:

4,574,659 Tons

Additional Coal Reserves.  WIC is willing to purchase from the registrant up to an additional 7 million tons of coal from nearby sites that may be acquired by the registrant, subject to the coal quality specifications defined in Section 1.2.  FOB and the price per ton shall be the same as for the Northfork coal reserves.

Purchase Price.  $100.00 per Ton USD

Potential Contract Amount.  $457,465,900 USD based on the Total Proven Reserves from the Northfork site; an additional $700,000,000 based on the 7 million ton option described in Section 1.4; Total Potential Contract Amount is $1,157,465,900 USD.

Term.  This MOU is in effect until the earlier of (a) the execution by the Parties of a formal Agreement to Purchase Coal (the “Agreement”), or (b) April 15, 2011.  If the Parties have been unable to agree regarding the terms and conditions of an Agreement by April 15, 2011 but are continuing to negotiate in good faith, this MOU will be automatically extended for an additional 30 days.

Termination.  In the event either Party commits any material breach of this MOU and such breach is not corrected by the breaching Party within fifteen (15) days after a written notice from the complaining Party, the complaining Party may terminate this MOU without penalty by giving written notice to the breaching Party.

The Joint Venture Agreement provided as follows:

Subject to the terms and conditions of the Joint Venture Agreement, the registrant shall participate in the Coal Purchase Order owned by GFC 2005, a copy of which is attached to the Joint Venture Agreement as Attachment A, and over time the Memorandum of Understanding for the remaining product, a copy of which is attached to the Joint Venture Agreement as Attachment B (collectively, the “Coal Project”).  It is clearly understood between the parties that the registrant does not have any ownership interest in the land or any leasehold interest in the land with respect to the Coal Project.  The registrant has only interest in the income stream of the Coal Project described in the Joint Venture Agreement.

In the Joint Venture Agreement, GFC 2005 represents and warrants to the best knowledge of GFC 2005 that information contained in Attachments C, D, and E attached to the Joint Venture Agreement are true, accurate, and complete in all material respects.

In consideration for the execution of the Joint Venture Agreement, and based upon the representations and warranties of GFC 2005 in the Joint Venture Agreement, in order to fund GFC 2005’s production and sales of coal from the Coal Project, the registrant agrees to pay to GFC 2005 the sum of $7,000,000.00 within five business days after the receipt by the registrant of the sum of $100,000,000.00 from the sale by the registrant of 1,000 shares of the registrant’s Series A Preferred Stock to LB Tim Co., Ltd., a South Korean corporation (the “Preferred Stock Sale”).  If the Preferred Stock Sale does not close and fund within 30 days of the Joint Venture Agreement, the Joint Venture Agreement shall be null and void, and neither party shall have any liability to the other hereunder.

Proceeds from the Coal Project sales shall be split as follows: seventy percent (70%) of the proceeds shall be distributed to GFC 2005 and thirty percent (30%) to the registrant.

The relationship of GFC 2005 to the registrant shall be that of an exclusive partner.  Neither federal, state nor local income tax, payroll tax, nor any foreign tax of any kind shall be withheld or paid by GFC 2005 on behalf of the registrant.  GFC 2005 and the registrant each understand and agree that at no time does either party acquire rights, interest or title in any product or service or equity of the other party and that all copyrights, marks, patents, intellectual, rights and any and all other proprietary rights of each party remain and shall always remain the property of such party.

The registrant has issued a press release with respect to the Joint Venture Agreement on February 10, 2011.

A copy of the Joint Venture Agreement between Global Earth Energy, Inc. and GFC 2005 and the press release issued on February 10, 2011 were attached as exhibits to the Current Report filed by the registrant on February 10, 2011.

Item 8.01

Other Events.

See Item 1.02, above with respect to the Memorandum of Understanding dated February 22, 2011, between Global Earth Energy, Inc. and Wins International Co., Ltd.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibits
10.1	Memorandum of Understanding dated February 22, 2011, between Global Earth Energy, Inc. and Wins International Co., Ltd.
99.1	Press release issued on February 22, 2011, with respect to the Memorandum of Understanding dated February 22, 2011, between Global Earth Energy, Inc. and Wins International Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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